                                                                      EXHIBIT 10


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2002, except for Note 12, to which the date is March 28, 2002, with respect to the financial statements of The Variable Annuity Life Insurance Company and March 6, 2002 as to The Variable Annuity Life Insurance Company Separate Account A incorporated by reference in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4, No. 33-75292/811-3240) of The Variable Annuity Life Insurance Company Separate Account A.



ERNST & YOUNG LLP


Houston, Texas
April 16, 2002